EXHIBIT 5.1


                              [LAW FIRM STATIONERY]



Industrial Rubber Products, Inc.
3804 East 15th Avenue
Hibbing, MN 55746

Gentlemen:

         We have examined (a) the Registration Statement on Form SB-2 (No. _________), including the Prospectus constituting a part thereof, filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by you of 1,400,000 shares of your Common Stock, par value $.001 per share (the "Common Stock"), in the manner set forth in said Registration Statement and Prospectus, (b) your Restated Articles of Incorporation and your Restated Bylaws as certified by your Secretary, both as amended to date, and (c) your corporate proceedings relative to your organization and to the issuance of the Common Stock.

         In addition to the foregoing, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. Industrial Rubber Products, Inc., has been legally incorporated and is validly existing under the laws of the State of Minnesota.

         2. The Common Stock will be, when sold by you as contemplated in said Registration Statement, legally issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to said Registration Statement and to the references to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we hereby disclaim that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                       Yours very truly,

                                       JOHNSON, KILLEN, THIBODEAU & SEILER, P.A.


                                       /s/ John Nys
                                       John Nys